EXHIBIT 99.1

ICU Medical, Inc. Reports Second Quarter 2009 Results

Company Increases Full Year 2009 Revenue and Earnings Per Share Guidance Range

       Second Quarter 2009 Earnings Per Share Increase to $0.38

       First-Half 2009 Operating Cash Flow Totaled $26.6 Million

SAN CLEMENTE, Calif., July 20, 2009 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the second quarter and six months ended June 30, 2009.

Second quarter of 2009 revenue grew 9.9% to $53.4 million, compared to $48.6 million in the same period last year. Net income for the second quarter of 2009 was $5.7 million, or $0.38 per diluted share, compared to net income of $4.8 million, or $0.33 per diluted share, for the second quarter of 2008.

For the six months ended June 30, 2009, revenue increased 15.5% to $107.7 million, compared to revenue of $93.2 million in the same period last year. For the six months ended June 30, 2009, the Company earned $12.8 million, or $0.85 per diluted share, compared to net income of $7.7 million, or $0.53 per diluted share, for the six months ended June 30, 2008.

Scott Lamb, ICU Medical's Chief Financial Officer said, "We are pleased to report another quarter of strong sales and profitability. In spite of the challenging economic environment, we experienced stable demand domestically as well as internationally. Our top line growth was driven by improvements in CLAVEs and Custom Sets, as well as a 54% year-over-year increase in new products. During the second quarter, we continued to benefit from a favorable product mix, improving manufacturing efficiencies and favorable foreign exchange rates, which increased gross margins to 48%, a five percentage point increase compared to the same period last year."

"As we enter the second half of 2009, we believe our company is well positioned to capitalize on all lines of our existing business as well as the recently announced acquisition of Hospira's critical care line. We will also continue to utilize our strong cash flow to invest in future domestic and international growth opportunities," continued Mr. Lamb. "As an example, we are expanding our sales team to support the growing relationship with Premier and MedAssets as well as the direct sales efforts for our rapidly growing oncology line. Internationally, to support growth of our custom products in the European markets, we recently purchased land to build a manufacturing plant in Slovakia. The proposed plant, centrally located in Europe, provides an ideal strategic location and is expected to lead to further improvements in cost efficiencies for the growing demand of custom products."

The Company ended the second quarter with a strong balance sheet. As of June 30, 2009, cash, cash equivalents and investment securities totaled $144.7 million and working capital was $185.4 million. Additionally, the Company achieved operating cash flow of $26.6 million for the first six months of 2009. The cash balance does not reflect the $35 million payment due upon closing to Hospira for the acquisition of its critical care line. This acquisition is expected to close during the third quarter, 2009.

Fiscal Year 2009 Guidance

The Company is raising its revenue and earnings per share guidance range due to improvements in its existing business as well as from the recent critical care acquisition which is expected to close during the third quarter of 2009.

Assuming it closes on schedule, the Company expects the critical care acquisition to contribute $0.01-$0.02 per share to its earnings during the second half of 2009.

For the full fiscal year of 2009, management is increasing its previously announced revenue guidance to a range of $220 million to $230 million from the previous range of $215 million to $225 million. Based on the assumptions of continued improvements in product mix and favorable exchange rates, the Company now expects gross margins to be in the range of 46-47% for the full year of 2009, compared to the previously announced gross margin of 44-45%. Taking into consideration the positive effect of the critical care acquisition, improvements in the existing business slightly offset by a continued increase in patent legal costs, management is raising its diluted earnings per share guidance for the full fiscal year of 2009 to a range of $1.62 to $1.71 compared to the previously announced $1.58-$1.70 per diluted share.

Conference Call

The Company will conduct a conference call to discuss its second quarter 2009 results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 866-713-8563, passcode 51284573 or by replay at 888-286-8010, passcode 24431143. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "will," "expect," "believe," "could," "would," "estimate," "continue," "build," "expand" or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding, the Company's positioning to capitalize on lines of existing business and the acquisition of Hospira's critical care line, investment in domestic and international growth opportunities, expected benefits from the proposed manufacturing plant in Slovakia, sales force expansion, improvement of efficiencies, the Company's strong competitive position, the Company's product mix and the expectation that the transaction with Hospira will close in the third quarter of 2009. In addition, forward-looking statements also include the statements under the heading "Fiscal Year 2009 Guidance," including (without limitation) statements regarding earnings, revenue, gross margins, foreign exchange rates, improvements in existing business, legal costs and diluted earnings per share. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: demand for our products, effects of the economic environment, the possibility that the closing of the acquisition with Hospira will be delayed or not occur, increases in competition or costs, litigation, the availability of materials or skilled labor, credit and regulatory conditions, interference from weather or natural disasters, effects of war, terrorism or other similar activities, fluctuations in foreign exchange rates, investments in strategic growth, continued growth and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those described in the Form 10-K for the year ended December 31, 2008 and the Form 10-Q for the quarter ended March 31, 2009. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                   ICU Medical, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
             (Amounts in thousands, except per share data)

                                                June 30,   December 31,
                                                  2009         2008
                                              -----------  -----------
                                              (unaudited)      (1)
 ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents                   $    62,586  $    55,696
  Investment securities                            82,067       56,093
                                              -----------  -----------
   Cash, cash equivalents and investment
    securities                                    144,653      111,789
  Accounts receivable, net of allowance for
   doubtful accounts of $235 at June 30, 2009
   and $320 at December 31, 2008                   27,498       38,423
  Inventories                                      24,752       17,930
  Prepaid income taxes                                428        4,544
  Prepaid expenses and other current assets         5,566        3,471
  Deferred income taxes - current portion           3,281        3,231
                                              -----------  -----------
   Total current assets                           206,178      179,388
                                              -----------  -----------

 PROPERTY AND EQUIPMENT, net                       70,482       69,897
 PROPERTY HELD FOR SALE                               940          940
 RESTRICTED CASH                                       57        6,014
 INVESTMENT SECURITIES - non-current portion           --       11,350
 GOODWILL                                           1,478           --
 INTANGIBLE ASSETS, net                            14,868       10,780
 DEFERRED INCOME TAXES - non-current portion        3,855        3,855
 INCOME TAXES RECEIVABLE - non-current
  portion                                           1,210        1,210
                                              -----------  -----------
                                              $   299,068  $   283,434
                                              ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Accounts payable                            $     9,570  $     7,879
  Accrued liabilities                              11,243       14,081
                                              -----------  -----------
   Total current liabilities                       20,813       21,960
                                              -----------  -----------

 COMMITMENTS AND CONTINGENCIES                         --           --
 DEFERRED INCOME TAXES - non-current portion        5,383        4,007
 INCOME TAXES PAYABLE - non-current portion         4,436        4,436

 STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $1.00 par
   value Authorized - 500 shares; issued and
   outstanding - none                                  --           --
  Common stock, $0.10 par value - Authorized
   - 80,000 shares; Issued 14,784 shares at
   June 30, 2009 and December 31, 2008,
   outstanding 14,781 shares at June 30, 2009
   and 14,731 shares at December 31, 2008           1,478        1,478
  Additional paid-in capital                       52,040       50,970
  Treasury stock, at cost - 2 and 53 shares
   at June 30, 2009 and December 31, 2008             (85)      (1,623)
  Retained earnings                               214,107      201,304
  Accumulated other comprehensive income              896          902
                                              -----------  -----------
   Total stockholders' equity                     268,436      253,031
                                              -----------  -----------
                                              $   299,068  $   283,434
                                              ===========  ===========

 (1) December 31, 2008 balances were derived from audited consolidated financial statements.

                   ICU Medical, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
             (Amounts in thousands, except per share data)
                             (unaudited)

                             Three months ended     Six months ended
                                  June 30,              June 30,
                            --------------------  --------------------
                              2009       2008       2009       2008
                            ---------  ---------  ---------  ---------

 REVENUES:
  Net sales                 $  53,282  $  48,382  $ 107,477  $  92,053
  Other                           117        210        257      1,193
                            ---------  ---------  ---------  ---------
 TOTAL REVENUE                 53,399     48,592    107,734     93,246

 COST OF GOODS SOLD            27,610     27,788     55,379     54,671
                            ---------  ---------  ---------  ---------

   Gross profit                25,789     20,804     52,355     38,575
                            ---------  ---------  ---------  ---------

 OPERATING EXPENSES:
  Selling, general and
   administrative              16,503     13,685     31,615     26,793
  Research and development        617      1,452      1,355      3,471
                            ---------  ---------  ---------  ---------
   Total operating expenses,
    net                        17,120     15,137     32,970     30,264
                            ---------  ---------  ---------  ---------

   Income from operations       8,669      5,667     19,385      8,311

 OTHER INCOME                     305      1,139        623      2,695
                            ---------  ---------  ---------  ---------

   Income before income
    taxes                       8,974      6,806     20,008     11,006

 PROVISION FOR INCOME TAXES    (3,233)    (2,034)    (7,205)    (3,336)
                            ---------  ---------  ---------  ---------

 NET INCOME                 $   5,741  $   4,772  $  12,803  $   7,670
                            =========  =========  =========  =========

 NET INCOME PER SHARE
   Basic                    $    0.39  $    0.34  $    0.87  $    0.55
   Diluted                  $    0.38  $    0.33  $    0.85  $    0.53

 WEIGHTED AVERAGE NUMBER OF
  SHARES
   Basic                       14,780     13,966     14,758     13,859
   Diluted                     15,071     14,381     14,975     14,388

                   ICU Medical, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                              (unaudited)

                                              Six months ended June 30,
                                              ------------------------
                                                 2009         2008
                                              -----------  -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                   $    12,803  $     7,670
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     7,337        7,028
  Provision for doubtful accounts                     (84)        (282)
  Stock compensation                                1,242          882
  Loss on disposal of property and equipment           20           --
  Cash provided (used) by changes in
   operating assets and liabilities, net of
   assets acquired:
   Accounts receivable                             11,182       (2,890)
   Inventories                                     (4,668)        (969)
   Prepaid expenses and other assets               (2,635)         565
   Accounts payable                                 1,547       (1,252)
   Accrued liabilities                             (3,789)       1,037
   Prepaid and deferred income taxes                3,682         (813)
                                              -----------  -----------
  Net cash provided by operating activities        26,637       10,976
                                              -----------  -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment              (6,852)      (7,122)
  Business acquisition, net of cash acquired       (5,663)          --
  Change in restricted cash                         5,958           --
  Proceeds from finance loan repayments                --           48
  Purchases of investment securities              (55,047)     (12,357)
  Proceeds from sale of investment securities      40,423       70,685
                                              -----------  -----------
  Net cash provided (used) by investing
   activities                                     (21,181)      51,254
                                              -----------  -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock options           1,255        4,602
  Proceeds from employee stock purchase plan          623          744
  Tax benefits from exercise of stock options          48        3,849
  Purchase of treasury stock                         (560)          --
                                              -----------  -----------
  Net cash provided by financing activities         1,366        9,195
                                              -----------  -----------

 Effect of exchange rate changes on cash               68          309
                                              -----------  -----------

 NET INCREASE IN CASH AND CASH EQUIVALENTS          6,890       71,734

 CASH AND CASH EQUIVALENTS, beginning of
  period                                           55,696        7,873
                                              -----------  -----------
 CASH AND CASH EQUIVALENTS, end of period     $    62,586  $    79,607
                                              ===========  ===========

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100